Exhibit 99

FOR IMMEDIATE RELEASE | August 1, 2014
Media Contact:  Robert Hainey
Office 202-872-2680 | 24/7 Media Hotline 202-872-2680 | rshainey@pepcoholdings.com
Investor Contact:  Donna Kinzel
Office 302-429-3004 | donna.kinzel@pepcoholdings.com
701 Ninth St., NW Washington, DC 20068 pepcoholdings.com NYSE: POM

 Pepco Holdings Reports Second-Quarter 2014 Financial Results;

Reaffirms Full-Year 2014 Earnings Guidance

Pepco Holdings, Inc. (NYSE: POM) today reported second quarter and six months ended June 30, 2014 earnings from continuing operations as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net Income (Loss) from Continuing Operations (GAAP)

Net Income (Loss) ($ in millions)	$53	$53	$128	$(58)
Earnings (Loss) Per Share	$0.21	$0.21	$0.51	$(0.24)

Adjusted Net Income from Continuing Operations (Non-GAAP)

Adjusted Net Income ($ in millions)	$71	$53	$146	$109
Adjusted Earnings Per Share	$0.28	$0.21	$0.58	$0.45

“We remain committed to system reliability and ongoing improvement of the customer experience as we move forward with our pending merger with Exelon,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer.  “The significant investments we continue to make in the electric system have resulted in a more resilient electric grid, and the increase in adjusted earnings for the second quarter reflects the impact of these investments.”  Rigby added, “We are working diligently with Exelon on filing and obtaining approval from our regulators and stakeholders to create a stronger combined company better positioned to deliver value to our customers.”

1 (more)

Pepco Holdings’ GAAP net income from continuing operations for the three months ended June 30, 2014 and 2013, was $53 million, or 21 cents per share.  Excluding items that we believe are not representative of ongoing business operations, adjusted earnings for the second quarter of 2014 would have been $71 million or 28 cents per share.  There were no adjustments to GAAP earnings in the second quarter of 2013.

The increase in adjusted net income from continuing operations (Non-GAAP) in the second quarter of 2014, as compared to the 2013 quarter, was driven by higher electric distribution and network transmission revenue (primarily due to higher rates from increased infrastructure investment) and lower operation and maintenance expense.  Partially offsetting these positive factors was higher depreciation expense.

For the six months ended June 30, 2014, Pepco Holdings’ GAAP earnings were $128 million or 51 cents per share, as compared to a net loss of $58 million or 24 cents per share for the six months ended June 30, 2013.  Excluding items that we believe are not representative of ongoing business operations, adjusted earnings for the six months ended June 30, 2014 would have been $146 million or 58 cents per share as compared to $109 million or 45 cents per share for the same period in the prior year.

The primary drivers of the increase in adjusted net income from continuing operations (Non-GAAP) for the six months ended June 30, 2014, as compared to the 2013 period, were higher electric distribution and network transmission revenue (primarily due to higher rates from increased infrastructure investment, as well as, higher sales driven by customer growth) and lower operation and maintenance expense.  Higher depreciation expense and lower income tax benefits (due to a favorable income tax adjustment in 2013) partially offset the increase for the period.

Non-GAAP Financial Information

Management believes the adjusted net income from continuing operations and related per share data (both as historical financial information and earnings guidance) are representative of Pepco Holdings’ ongoing business operations.  Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors.  The presentation of adjusted net income from continuing operations and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with generally accepted accounting principles in the United States (GAAP).

2 (more)

Reconciliation of GAAP Financial Information to Adjusted Financial Information

Net Income (Loss) from Continuing Operations (Millions of dollars)		Three Months Ended June 30,		Six Months Ended June 30,
		2014	2013	2014	2013
Reported (GAAP) Net Income (Loss) from Continuing Operations		$53	$53	$128	$(58)
Adjustments (after-tax):
●	Incremental merger-related transaction costs	14	–	14	–
●	Incremental merger-related integration costs	4	–	4	–
●	Potomac Capital Investment Corporation (PCI) valuation allowances related to certain deferred tax assets	–	–	–	101
●	Interest associated with change in assessment of corporate tax benefits related to the cross-border energy lease investments	–	–	–	66
Adjusted Net Income from Continuing Operations (Non-GAAP)		$71	$53	$146	$109

Earnings (Loss) per Share from Continuing Operations		Three Months Ended June 30,		Six Months Ended June 30,
		2014	2013	2014	2013
Reported (GAAP) Earnings (Loss) per Share from Continuing Operations		$0.21	$0.21	$0.51	$(0.24)
Adjustments (after-tax):
●	Incremental merger-related transaction costs	0.06	–	0.06	–
●	Incremental merger-related integration costs	0.01	–	0.01	–
●	PCI valuation allowances related to certain deferred tax assets	–	–	–	0.42
●	Interest associated with change in assessment of corporate tax benefits related to the cross-border energy lease investments	–	–	–	0.27
Adjusted Earnings per Share from Continuing Operations (Non-GAAP)		$0.28	$0.21	$0.58	$0.45

The income tax effects with respect to the foregoing adjustments, where applicable, were calculated using a composite income tax rate of 35 percent.  Most merger-related costs are not tax deductible.

Discontinued Operations

 Due to the early termination of Pepco Holdings’ cross-border energy lease investments during 2013, these investments are being accounted for as discontinued operations and are no longer reported as a separate segment for financial reporting purposes.

 In 2013, Pepco Energy Services (PES) completed a previously announced wind-down of its retail energy supply component.  As a result, the operations of PES’ retail electric and natural gas supply businesses are being reported as discontinued operations and are no longer a part of the PES segment for financial reporting purposes.

3 (more)

 For the six months ended June 30, 2014 there was no activity in discontinued operations, compared to a net loss of $1.36 per share for the same period in 2013.

Earnings Guidance

 Pepco Holdings reaffirms its earnings guidance range for 2014 of between $1.12 and $1.27 per share.  The guidance range assumes normal weather conditions and excludes:

●	the results of discontinued operations and the impact of any special, unusual or extraordinary items,

●	the effect of adopting new accounting standards,

●	the effect of changes in tax law,

●	the impairment of assets, and

●	incremental transaction and integration costs associated with the planned merger with Exelon.

Recent Events

Pepco Holdings – Exelon Merger

During the second quarter, approval applications were submitted to the Federal Energy Regulatory Commission, the Virginia State Corporation Commission, the Delaware Public Service Commission, the New Jersey Board of Public Utilities and the District of Columbia Public Service Commission (DCPSC) related to the planned merger with Exelon Corporation announced earlier this year.  The Maryland Public Service Commission (MPSC) approval application and the Hart-Scott-Rodino notification are expected to be filed in the third quarter of 2014.  Following receipt of required approvals, the parties anticipate closing the transaction in the second or third quarter of 2015.

4 (more)

Operations

●
Power Delivery electric sales were 11,175 gigawatt hours (GWh) in the second quarter of 2014, compared to 11,172 GWh for the same period in 2013.  In the electric service territory, cooling degree days decreased by 5 percent for the three months ended June 30, 2014, compared to the same period in 2013.  Weather-adjusted electric sales were 11,136 GWh in the second quarter of 2014, compared to 11,041 GWh for the same period in the prior year.

●
Power Delivery electric sales were 23,439 GWh for the six months ended June 30, 2014 compared to 23,077 GWh for the six months ended June 30, 2013.  In the electric service territory, heating degree days increased by 10 percent and cooling degree days decreased by 5 percent for the six months ended June 30, 2014 compared to the same period in 2013.  Weather-adjusted electric sales were 22,945 GWh for the six months ended June 30, 2014 compared to 23,025 GWh for the same period in 2013.

●
As of June 30, 2014, Pepco’s installation and activation of smart meters in its District of Columbia and Maryland service territories is complete. Delmarva Power’s installation and activation of smart meters is complete in its Delaware electric service territory, and is underway in its Maryland service territory. Recovery of smart meter costs in electric distribution base rates has begun in the District of Columbia and Delaware. Regulatory assets associated with smart meter installation and activation in Maryland have been created.

●
In the six months ended June 30, 2014, PES signed $18 million in energy efficiency contracts and $41 million in underground transmission construction contracts.  PES signed $25 million in energy efficiency contracts and $36 million in underground transmission construction contracts for the same period in 2013.

Regulatory Matters

●
On July 2, 2014, the MPSC approved an $8.75 million annual increase in Pepco’s electric distribution base rates based on a 9.62 percent return on equity.  The annual pre-tax earnings impact of the order is approximately $8.2 million.  The new rates were effective July 4, 2014.

●
On June 17, 2014, Pepco and the District of Columbia Department of Transportation jointly filed an application with the DCPSC for approval of the triennial plan for the District of Columbia power line undergrounding project.  The legislation for the public-private partnership to underground up to 60 high-voltage lines became law on May 3, 2014.  The application for the financing and surcharge order will be filed in August 2014.  The DCPSC is expected to approve the triennial plan and financing and surcharge applications associated with the legislation in the fourth quarter of 2014.

5 (more)

Financing

●
On June 9, 2014, Delmarva Power issued $200 million of 10-year first mortgage bonds.  The bonds bear interest at a fixed rate of 3.50 percent and are due on November 15, 2023.  The net proceeds were used to repay outstanding commercial paper and for general corporate purposes.

Further details regarding changes in consolidated earnings between 2014 and 2013 are provided in the schedules that follow.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended June 30, 2014, as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors.  Pepco Holdings, Inc. routinely makes available this and other important information on its website, which is a key channel of distribution for Pepco Holdings, Inc. to reach its public investors and to disclose material, non-public information.  Information on the website is not part of this news release.

6 (more)

About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service.  Through Pepco Energy Services, PHI also provides energy savings performance contracting services, underground transmission and distribution construction and maintenance services, and steam and chilled water under long-term contracts.

Forward-Looking Statements:  Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.   Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.  These factors should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on February 28, 2014, and in each Reporting Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2014, and investors should refer to these risk factor sections and other statements.  All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in any forward-looking statements.  Any forward-looking statements speak only as to the date this news release was issued, and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors.  Furthermore, it may not be possible to assess the impact of any such factor on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  Any specific factors that may be provided should not be construed as exhaustive.

Additional Information and Where to Find It:  This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation:  Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

7 (more)

Pepco Holdings, Inc.
Earnings Per Share Variance
2014 / 2013

			Three Months Ended June 30,
			Power	Pepco Energy	Corporate	Total
			Delivery	Services	and Other	PHI
2013 Earnings (loss) per share from Continuing Operations (GAAP) (1)			$0.23	$0.01	$(0.03)	$0.21

Change from 2013 earnings (loss) per share from Continuing Operations
Regulated Operations
●	Distribution Revenue
	-	Weather (estimate) (3)	(0.01)	-	-	(0.01)
	-	Rate Increases	0.07	-	-	0.07
	-	Other Distribution Revenue	0.01	-	-	0.01
●	Network Transmission Revenue		0.02	-	-	0.02
●	ACE Basic Generation Service (primarily unbilled revenue)		(0.01)	-	-	(0.01)
●	Operation & Maintenance		0.02	-	-	0.02
●	Depreciation		(0.03)	-	-	(0.03)
Pepco Energy Services			-	-	-	-
Corporate and Other			-	-	-	-

2014 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)			0.30	0.01	(0.03)	0.28

2014 Adjustments (2)
●	Incremental merger-related transaction costs		-	-	(0.06)	(0.06)
●	Incremental merger-related integration costs		(0.01)	-	-	(0.01)

2014 Earnings (loss) per share from Continuing Operations (GAAP) (4)			$0.29	$0.01	$(0.09)	$0.21

(1)	The 2013 weighted average number of diluted shares outstanding was 249 million.

(2)
Management believes the adjusted items are not representative of the Company’s ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have decreased earnings by $0.01 per share.

(4)	The 2014 weighted average number of diluted shares outstanding was 252 million.

8 (more)

Pepco Holdings, Inc.
Earnings Per Share Variance
2014 / 2013

			Six Months Ended June 30,
			Power	Pepco Energy	Corporate	Total
			Delivery	Services	and Other	PHI
2013 Earnings (loss) per share from Continuing Operations (GAAP) (1)			$0.47	$0.02	$(0.73)	$(0.24)

2013 Adjustments (2)
●	Interest associated with change in assessment of corporate tax benefits related to the cross-border energy lease investments		-	-	0.27	0.27
●	PCI valuation allowances related to certain deferred tax assets		-	-	0.42	0.42

2013 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)			0.47	0.02	(0.04)	0.45

Change from 2013 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
●	Distribution Revenue
	-	Weather (estimate) (3)	0.02	-	-	0.02
	-	Rate Increases	0.12	-	-	0.12
	-	Other Distribution Revenue	0.03	-	-	0.03
●	Network Transmission Revenue		0.03	-	-	0.03
●	ACE Basic Generation Service (primarily unbilled revenue)		(0.02)	-	-	(0.02)
●	Operation & Maintenance		0.06	-	-	0.06
●	Depreciation		(0.05)	-	-	(0.05)
●	Other, net		0.01	-	-	0.01
Pepco Energy Services			-	(0.01)	-	(0.01)
Corporate and Other			-	-	(0.01)	(0.01)
Net Interest Expense			-	-	0.01	0.01
Income Tax Adjustments			(0.04)	-	-	(0.04)
Dilution			(0.02)	-	-	(0.02)

2014 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)			0.61	0.01	(0.04)	0.58

2014 Adjustments (2)
●	Incremental merger-related transaction costs		-	-	(0.06)	(0.06)
●	Incremental merger-related integration costs		(0.01)	-	-	(0.01)

2014 Earnings (loss) per share from Continuing Operations (GAAP) (4)			$0.60	$0.01	$(0.10)	$0.51

(1)	The 2013 weighted average number of diluted shares outstanding was 243 million.

(2)
Management believes the adjusted items are not representative of the Company’s ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have increased earnings by $0.02 per share.

(4)	The 2014 weighted average number of diluted shares outstanding was 251 million.

9 (more)

SEGMENT INFORMATION

	Three Months Ended June 30, 2014

	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,040	$79	$(2)	$1,117
Operating Expenses (b)	881	77	8	966
Operating Income (Loss)	159	2	(10)	151
Interest and Dividend Income	-	-	1	1
Interest Expense	56	-	11	67
Other Income (Expense)	13	1	(1)	13
Income Tax Expense (Benefit)	45	1	(1)	45
Net Income (Loss) from Continuing Operations	71	2	(20)	53
Total Assets	13,471	297	1,302	15,070
Construction Expenditures	$253	$1	$17	$271

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service.  Corporate and Other includes intercompany amounts of $(2) million for Operating Revenue, $(3) million for Operating Expenses, $1 million for Interest Expense and $(1) million for Interest and Dividend Income.

(b)	Includes depreciation and amortization expense of $132 million, consisting of $122 million for Power Delivery, $2 million for Pepco Energy Services and $8 million for Corporate and Other.

	Three Months Ended June 30, 2013

	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,006	$49	$(4)	$1,051
Operating Expenses (b)	866	47	(7)	906
Operating Income	140	2	3	145
Interest Expense	58	-	12	70
Other Income	7	-	1	8
Income Tax Expense (Benefit)	33	1	(4)	30
Net Income (Loss) from Continuing Operations	56	1	(4)	53
Total Assets (excluding Assets Held for Disposition)	12,535	350	1,923	14,808
Construction Expenditures	$281	$-	$39	$320

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service.  Corporate and Other includes intercompany amounts of $(5) million for Operating Revenue and $(5) million for Operating Expenses.

(b)	Includes depreciation and amortization expense of $116 million, consisting of $107 million for Power Delivery, $2 million for Pepco Energy Services and $7 million for Corporate and Other.

10 (more)

SEGMENT INFORMATION – continued

	Six Months Ended June 30, 2014

	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$2,312	$139	$(4)	$2,447
Operating Expenses (b)	1,984	137	2	2,123
Operating Income (Loss)	328	2	(6)	324
Interest and Dividend Income	-	-	1	1
Interest Expense	111	-	21	132
Other Income	25	1	-	26
Income Tax Expense (Benefit)	92	1	(2)	91
Net Income (Loss) from Continuing Operations	150	2	(24)	128
Total Assets	13,471	297	1,302	15,070
Construction Expenditures	$517	$1	$35	$553

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(4) million for Operating Revenue, $(4) million for Operating Expenses and $(1) million for Interest and Dividend Income.

(b)	Includes depreciation and amortization expense of $265 million, consisting of $246 million for Power Delivery, $4 million for Pepco Energy Services and $15 million for Corporate and Other.

	Six Months Ended June 30, 2013

	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$2,130	$106	$(5)	$2,231
Operating Expenses (b)	1,867	101	(15)	1,953
Operating Income	263	5	10	278
Interest Expense	114	-	23	137
Other Income	13	1	2	16
Income Tax Expense (c)	48	2	165 (d)	215
Net Income (Loss) from Continuing Operations	114	4	(176)	(58)
Total Assets (excluding Assets Held for Disposition)	12,535	350	1,923	14,808
Construction Expenditures	$563	$1	$52	$616

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(5) million for Operating Revenue, $(6) million for Operating Expenses and $(4) million for Interest Expense.

(b)	Includes depreciation and amortization expense of $228 million, consisting of $211 million for Power Delivery, $4 million for Pepco Energy Services and $13 million for Corporate and Other.
(c)
Includes after-tax interest associated with uncertain and effectively settled tax positions allocated to each member of the consolidated group, including a $12 million interest benefit for Power Delivery and interest expense of $66 million for Corporate and Other.

(d)	Includes non-cash charges of $101 million representing the establishment of valuation allowances against certain deferred tax assets of PCI included in Corporate and Other.

11 (more)

PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(millions of dollars, except per share data)

Operating Revenue	$1,117	$1,051	$2,447	$2,231

Operating Expenses
Fuel and purchased energy	463	446	1,077	1,008
Other services cost of sales	61	35	107	75
Other operation and maintenance	221	212	437	439
Depreciation and amortization	132	116	265	228
Other taxes	102	101	206	206
Deferred electric service costs	(13)	(4)	31	(3)
Total Operating Expenses	966	906	2,123	1,953
Operating Income	151	145	324	278

Other Income (Expenses)
Interest and dividend income	1	-	1	-
Interest expense	(67)	(70)	(132)	(137)
Other income	13	8	26	16
Total Other Expenses	(53)	(62)	(105)	(121)

Income from Continuing Operations Before Income Tax Expense	98	83	219	157

Income Tax Expense Related to Continuing Operations	45	30	91	215
Net Income (Loss) from Continuing Operations	53	53	128	(58)

Loss from Discontinued Operations, net of Income Taxes	-	(11)	-	(330)
Net Income (Loss)	$53	$42	$128	$(388)

Basic and Diluted Share Information
Weighted average shares outstanding – Basic (millions)	251	249	251	243
Weighted average shares outstanding – Diluted (millions)	252	249	251	243
Earnings (loss) per share of common stock from Continuing Operations – Basic and Diluted	$0.21	$0.21	$0.51	$(0.24)
Earnings (loss) per share of common stock from Discontinued Operations – Basic and Diluted	-	(0.04)	-	(1.36)
Basic and Diluted earnings (loss) per share	$0.21	$0.17	$0.51	$(1.60)

12 (more)

PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2014	December 31, 2013
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$184	$23
Restricted cash equivalents	21	13
Accounts receivable, less allowance for uncollectible accounts of $44 million and $38 million, respectively	822	835
Inventories	149	148
Deferred income tax assets, net	50	51
Income taxes and related accrued interest receivable	8	274
Prepaid expenses and other	82	54
Total Current Assets	1,316	1,398

OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	2,002	2,087
Income taxes and related accrued interest receivable	58	75
Restricted cash equivalents	14	14
Other	168	163
Total Other Assets	3,649	3,746

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	15,043	14,567
Accumulated depreciation	(4,938)	(4,863)
Net Property, Plant and Equipment	10,105	9,704

TOTAL ASSETS	$15,070	$14,848

13 (more)

PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2014	December 31, 2013
	(millions of dollars, except shares)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term debt	$479	$565
Current portion of long-term debt and project funding	371	446
Accounts payable	170	215
Accrued liabilities	327	301
Capital lease obligations due within one year	10	9
Taxes accrued	51	56
Interest accrued	49	47
Liabilities and accrued interest related to uncertain tax positions	6	397
Other	304	277
Total Current Liabilities	1,767	2,313

DEFERRED CREDITS
Regulatory liabilities	394	399
Deferred income tax liabilities, net	3,160	2,928
Investment tax credits	17	17
Pension benefit obligation	124	116
Other postretirement benefit obligations	173	206
Liabilities and accrued interest related to uncertain tax positions	6	28
Other	187	189
Total Deferred Credits	4,061	3,883

OTHER LONG-TERM LIABILITIES
Long-term debt	4,557	4,053
Transition bonds issued by ACE Funding	193	214
Long-term project funding	9	10
Capital lease obligations	55	60
Total Other Long-Term Liabilities	4,814	4,337

COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK
Series A preferred stock, $.01 par value, 18,000 shares authorized, 9,000 and zero shares outstanding, respectively	93	-

EQUITY
Common stock, $.01 par value, 400,000,000 shares authorized, 251,498,408 and 250,324,898 shares outstanding, respectively	3	3
Premium on stock and other capital contributions	3,780	3,751
Accumulated other comprehensive loss	(35)	(34)
Retained earnings	587	595
Total Equity	4,335	4,315
TOTAL LIABILITIES AND EQUITY	$15,070	$14,848

14 (more)

POWER DELIVERY SALES AND REVENUE

	Three Months Ended June 30,		Six Months Ended June 30,
Power Delivery Sales (Gigawatt Hours)	2014	2013	2014	2013
Regulated T&D Electric Sales
Residential	3,616	3,567	8,672	8,282
Commercial and industrial	7,504	7,553	14,643	14,673
Transmission and other	55	52	124	122
Total Regulated T&D Electric Sales	11,175	11,172	23,439	23,077

Default Electricity Supply Sales
Residential	2,913	2,847	6,967	6,665
Commercial and industrial	1,254	1,224	2,562	2,479
Other	10	11	21	31
Total Default Electricity Supply Sales	4,177	4,082	9,550	9,175

Power Delivery Electric Revenue (Millions of dollars)
Regulated T&D Electric Revenue
Residential	$185	$170	$389	$354
Commercial and industrial	256	241	482	457
Transmission and other	106	97	215	188
Total Regulated T&D Electric Revenue	$547	$508	$1,086	$999

Default Electricity Supply Revenue
Residential	$276	$286	$659	$661
Commercial and industrial	132	129	273	253
Other	43	38	138	70
Total Default Electricity Supply Revenue	$451	$453	$1,070	$984

Other Electric Revenue	$14	$16	$31	$33

Total Electric Operating Revenue	$1,012	$977	$2,187	$2,016

Power Delivery Gas Sales and Revenue
Regulated Gas Sales (Mcf)
Residential	937	887	5,710	4,959
Commercial and industrial	907	608	3,540	2,669
Transportation and other	1,282	1,454	3,662	3,886
Total Regulated Gas Sales	3,126	2,949	12,912	11,514

Regulated Gas Revenue (Millions of dollars)
Residential	$14	$14	$68	$62
Commercial and industrial	9	7	38	29
Transportation and other	2	3	6	6
Total Regulated Gas Revenue	$25	$24	$112	$97

Other Gas Revenue	$3	$5	$13	$17

Total Gas Operating Revenue	$28	$29	$125	$114

Total Power Delivery Operating Revenue	$1,040	$1,006	$2,312	$2,130

15 (more)

POWER DELIVERY – CUSTOMERS

	June 30, 2014	June 30, 2013

Regulated T&D Electric Customers (in thousands)
Residential	1,654	1,641
Commercial and industrial	199	199
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,855	1,842

Regulated Gas Customers (in thousands)
Residential	117	115
Commercial and industrial	9	10
Transportation and other	–	–
Total Regulated Gas Customers	126	125

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Heating Degree Days	381	408	3,009	2,727
20 Year Average	423	424	2,714	2,723
Percentage Difference from Average	(10%)	(4%)	11%	−
Percentage Difference from Prior Year	(7%)		10%

Cooling Degree Days	417	440	417	440
20 Year Average	390	385	392	387
Percentage Difference from Average	7%	14%	6%	14%
Percentage Difference from Prior Year	(5%)		(5%)

16 (more)

PEPCO ENERGY SERVICES
Financial Information - Continuing Operations

(Millions of Dollars)	Three Months Ended June 30,
	2014	2013

Operating Revenues	$79	$49
Cost of Goods Sold	62	35
Gross Margin	17	14
Other Operation and Maintenance Expenses	13	10
Depreciation and Amortization	2	2
Operating Income	2	2
Other Income	1	−
Income Before Income Taxes	3	2
Income Tax Expense	1	1
Net Income from Continuing Operations (GAAP)	$2	$1

(Millions of Dollars)	Six Months Ended June 30,
	2014	2013

Operating Revenues	$139	$106
Cost of Goods Sold	109	75
Gross Margin	30	31
Other Operation and Maintenance Expenses	24	22
Depreciation and Amortization	4	4
Operating Income	2	5
Other Income	1	1
Income Before Income Taxes	3	6
Income Tax Expense	1	2
Net Income from Continuing Operations (GAAP)	$2	$4

(Millions of Dollars)	June 30, 2014	December 31, 2013

Total Assets	$297	$335
Current Assets	156	188
Property, Plant and Equipment	110	113
Other Assets	31	34

Total Liabilities	$103	$85
Current Liabilities	76	55
Long-Term Liabilities	27	30

Equity	$194	$250

17 # # # # #